EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-203935) and Form S-8 (No. 333-131448, No. 333-137692, No. 333-131157, No. 333-150423, No. 333-148177, No. 333-148841, No. 333-148556, No. 333-166246, No. 333-173184, No. 333-174649, No. 333-188104, No. 333-197445 and 333-203575) of QUALCOMM Incorporated of our report dated November 4, 2015 relating to the consolidated financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California
November 4, 2015